GREATER COMMUNITY BANCORP
                                   EXHIBIT 21
                                       TO
                         2000 ANNUAL REPORT ON FORM 10-K

                           Subsidiaries of the Company

         Greater Community Bancorp (the "Company") has three directly-owned operating bank subsidiaries, Great Falls Bank, Bergen Commercial Bank and Rock Community Bank (the "Bank Subsidiaries"), all of which are New Jersey commercial banking corporations. The Company owns 100% of the outstanding shares of the Bank Subsidiaries. GFB and BCB each has one wholly-owned subsidiary, Great Falls Investment Company, Inc. and BCB Investment Company, Inc., respectively, both of which are New Jersey business corporations., each of which, in turn, owns 100% of the stock of a Delaware non-bank subsidiary.

         The Company also directly owns 100% of the outstanding shares of Greater Community Services, Inc., a New Jersey business corporation, which provides accounting/bookkeeping, data processing and management information systems, loan operations and various other banking-related services at cost, Highland Capital Corp (equipment leasing), and First Savings Bancorp of Little Falls, Inc. (inactive). The Corporation also owns 100% of Greater Community Financial, LLC, a registered broker-dealer, and 100% of GCB Realty, LLC.

         These relationships are indicated in the following chart.
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                                                     GREATER COMMUNITY BANCORP
                                                            (registrant)
                                                          (the "Company")

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       |                |               |                 |                |             |              |                |
       |                |               |                 |                |             |              |                |
    Greater        Great Falls        Bergen           Greater        GCB Realty,       Rock        Highland       First Savings
   Community           Bank         Commercial        Community          L.L.C.      Community    Capital Corp.     Bancorp of
 Services, Inc.      ("GFB")       Bank ("BCB")   Financial, L.L.C.    ("Realty)        Bank         ("HCC")     Little Falls, Inc.
    ("GCS")                                            ("GCF")                        ("RCB")
      100%             100%            100%              100%             100%          100%           100%             100%
                        |               |
                        |               |
                        |               |
                        |
                        |         BCB Investment
                        |         Company, Inc.
                        |              100%
                        |               |
                        |               |
                        |               |
                        |               |
                        |     Sears Drive Corp 100%
                        |
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       |                |               |
       |                |               |
  Great Falls      Redeem, Inc.      Greater
   Investment          100%         Community
 Company, Inc.                   Insurance, Inc.
      100%                       (Formerly First
       |                             Service
       |                          Corporation of
       |                          Little Falls)
       |                               100%
       |
       |
       |
Union Boulevard Corp 100%
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